Exhibit 10.01


                        EQUITABLE RESOURCES, INC.

       KEY EMPLOYEE RESTRICTED STOCK OPTION AND STOCK APPRECIATION
                   RIGHTS INCENTIVE COMPENSATION PLAN
                 (As amended, effective March 17, 1989)

Purpose of the Plan

   This Key Employee Restricted Stock Option and Stock Appreciation Rights Incentive Compensation Plan (the "Plan") has been established in order to further the success and interests of Equitable Resources, Inc. and its Subsidiaries (collectively the "Company"), and its shareholders by a long-term incentive program offering to key employees of the Company an opportunity to acquire a direct economic interest in the growth and prosperity of the Company through common stock ownership in the manner and under the terms and conditions of the Plan.

   Thus the Plan will enable the Company to retain key employees who are presently in the employ of the Company and to create incentive for persons of high managerial and administrative skills to become attracted to the employment opportunities of the Company, thereby enhancing the Company's continued success and progress.

                                ARTICLE I

Eligibility

   1.1 Participation in the Plan is limited to key employees of the Company, including those who are officers and directors who, in the judgment of the Committee hereinafter established, contribute materially to the growth and prosperity of the Company.

   1.2 All benefits provided under the Plan to which a key employee may become entitled will be conditioned upon the key employee's remaining in the employ of the Company for a period of three years from the date the benefit is provided (except to the extent otherwise set forth in the Plan), except in the case of retirement, death or disability as hereinafter expressly provided.

                               ARTICLE II

Authorized Stock

   2.1 The stock to be subject to the options, the related Stock Appreciation Rights and the restricted stock grants under the Plan shall be shares of the Common Stock, without par value, of the Company (the "Common Stock") and may be authorized but unissued shares or treasury shares held in the treasury. The total amount of Common Stock which may be issued or delivered under the Plan shall not exceed 1,025,496 shares, subject to adjustment as provided in Article VII.

                               ARTICLE III

Administration

   3.1 The Board of Directors of the Company ("Board") shall, by resolution, establish a Compensation Committee (the "Committee"), comprised of those directors (exclusive of directors who are or were officers or employees of the Company on the effective date of the Plan) chosen by the Board as set forth in the resolution. The members of the Committee shall serve at the pleasure of the Board.

   3.2 The duties of the Committee shall be to select those employees of the Company whom it deems to have earned, by their work performance during the previous year, the opportunity to acquire the Common Stock and benefit from the appreciation in Common Stock during the period set forth in the Plan. In making such selection of key employees, consideration shall be given to the position of the individual and the performance of that individual as to the duties the position entails and the effect that such position has on the growth and prosperity of the Company.

   3.3 The Committee shall have the sole right to interpret the Plan and to establish rules for the Plan's operation.
In the performance of these duties, the Committee shall establish rules and regulations for the conduct of its affairs and where, in the Plan, the Committee is authorized or directed to take action, the Committee shall establish such forms, notices or procedures as it deems necessary.

   3.4 In the administration of the Plan, the Committee may appoint any agents or other persons for the purpose of administration and may delegate such ministerial duties to them as the Committee deems appropriate; provided, however, the Committee may not delegate the determination and selection of the key employees to whom options or restricted stock will be granted, nor may the Committee delegate the establishment of the number of shares of Common Stock to which each option or restricted stock grant shall apply. In addition, the Committee shall make the sole determination as to the exercise price of any granted option.

   3.5 The Company shall reimburse the Committee members for all out-of-pocket expenses incurred in the performance of their duties.

   3.6 Any decision made or action taken by the Committee arising out of, or in connection with, the construction, interpretation and administration of the Plan and rules and regulations adopted by the Committee pursuant hereto shall lie within the absolute discretion of the Committee and shall be conclusive and binding upon all parties, including the Company, the shareholders, the key employees, and any and all persons claiming under or through any key employee. No member of the Board or of the Committee and no officer of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent or employee; nor, except in circumstances involving his bad faith and to the extent permitted by law, for anything done or omitted to be done by himself.

                               ARTICLE IV

Options

   4.1 Upon selection by the Committee, a key employee may be granted an option to purchase such number of shares of Common Stock as the Committee shall determine.

   4.2 The Committee shall establish an exercise price under each option granted of not less than 75 percent or more than
100 percent of the fair market value on the shares on the date the option is granted, but in no event less than the par value of the Common Stock. "Fair market value" shall mean the closing sales price of shares of Common Stock as reported on the New York Stock Exchange's consolidated transaction reporting system on the date the option is granted.

   4.3 The Committee shall not grant to any key employee an option or options on Common Stock for an aggregate number of shares (when added to the number of shares granted under Article VI) in excess of 10 percent of the total number of shares which may be issued under the Plan. For this purpose, if shares have been issued under the Plan and the shares which may yet be issued under the Plan are adjusted under Article VIII, the shares already issued shall be deemed to have been similarly adjusted and considered as having been issued under the Plan.

   4.4 Any unexercised option outstanding for a period of 18 months or less at the time the key employee holding such option retires shall be subject to forfeiture at the sole discretion of the Committee and, for a period of 30 days after such retirement, the Company shall have the right, exercisable in the sole discretion of the Committee, to repurchase all or any part of the shares of such key employee attributable to the exercise of such option which are held in escrow, in accordance with the repurchase provisions of Section 4.8.

   4.5 Except as otherwise provided in Sections 4.8, 4.9 and 10.2, an option granted under the Plan shall expire five years from the date of grant. Except as provided in Section 4.11, the key employee may exercise the option at any time after the date of grant and prior to the expiration date as to all or any part of the whole shares of Common Stock to which the option applies by delivery to the Committee of an appropriate notice of exercise and a payment in an amount equal to the total option price for the number of shares for which the exercise is to be effective. Payment may be made in cash or shares of Common Stock (except for shares held in escrow under the terms of the Plan) or any combination thereof and if payment is made in shares of Common Stock, such Common Stock shall be valued at the closing sales price of shares of Common Stock as reported on the New York Stock Exchange's consolidated transaction reporting system on the date of exercise.

   4.6 Upon the exercise of an option, the Committee shall authorize the issue of the number of whole shares of Common Stock for which full payment has been made. Except in the case of the exercise of an option following retirement or death as provided in Section 4.9, or the exercise of an option occurring after the end of the escrow period applicable to such option, the Committee shall further issue instructions that such shares, when issued, shall bear the following restriction:

      "These shares are subject to the covenant that, should the registered owner's employment be terminated with the Company, including successors by reason of merger or consolidation, prior to [Date three years from grant of option to purchase applicable to such shares; five years in the case of options granted prior to March 18, 1986], these shares are subject to repurchase in accordance with Section 4.8 of the Equitable Resources, Inc. Key Employee Restricted Stock Option and Stock Appreciation Rights Incentive Compensation Plan."

and that such shares shall be held by the Company in escrow.

   4.7 Any restricted shares held in escrow shall be issued in the name of the key employee and shall not be physically transferred to the key employee until the third anniversary of the date of grant of the option (the fifth anniversary date in the case of options granted prior to March 18, 1986), except as provided in Section 4.9. While shares are held by the Company in escrow, the key employee shall be entitled to all dividends (both cash and securities, except for dividends paid in Common Stock which are charged to earned surplus) and voting rights, but shall not have power to transfer in any manner the legal or equitable ownership of such shares. Common Stock distributed as a result of an adjustment under Section
8.2 shall be added to the shares held in escrow.

   4.8 Upon the termination of the key employee's employment for any reason other than retirement or death, all options which have not been exercised will be forfeited. In addition, for a period of 30 days after such termination of employment for any reason other than retirement or death, the Company shall have the option, exercisable in the sole discretion of the Committee, to repurchase all or any part of the shares of such key employee which are held in escrow.

   The repurchase price for shares acquired through the exercise of options granted prior to March 18, 1986 shall be the exercise price which was paid by the key employee to acquire such shares. In the case of options granted on or after March 18, 1986, the Committee, in its sole discretion, may reduce the repurchase price by the exercise value of any SAR units (as set forth in Section 5.3 of the Plan) associated with the shares being repurchased. If the exercise price was paid in cash, the shares shall be repurchased by the Company for cash. If the exercise price was paid in Common Stock, an appropriate number of shares shall be returned to the key employee from the escrow. If the exercise price was paid partly in cash and partly in shares of Common Stock, the key employee will receive a proportionate amount of cash and a proportionate number of shares shall be returned to the key employee from the escrow. In any case, no payment shall be made to the key employee if the repurchase price is calculated to be equal to, or less than, zero.

   All shares of Common Stock under an unexercised option forfeited by reason of this Section, together with all repurchased shares of Common Stock, shall again be available for the grant of future options under the Plan. In the event the Company does not exercise the option to repurchase, the shares held in escrow will be transferred to the key employee free of further restrictions.

   4.9 In the event of the termination of employment of the key employee by reason of retirement or death, the key employee or the person or persons entitled to do so under the Will of the key employee, or, if the key employee shall fail to make testamentary disposition of said option or shall die intestate, the legal representative of the key employee may, within 90 days after such termination, exercise the options outstanding at the time of such termination regardless of whether the five-year option period expires within the 90 days. In addition, in the event of death during the 90-day period following termination of employment by reason of retirement, the option may be exercised within 90 days after such death regardless of whether the five-year option period expires within the additional 90-day period. In any event, all options remaining outstanding at the end of such periods shall expire. In addition, all shares held in escrow shall be transferred unrestricted as of the key employee's retirement date or date of death, whichever is applicable. The Committee may elect to treat the total and permanent disability of a key employee as a retirement. "Total and permanent disability" shall mean any physical or mental condition which is determined by the Committee to have rendered the key employee incapable of employment with the Company and has substantially impaired and will continue to impair his or her earning ability.

   4.10 In lieu of exercising an option, any key employee or other person entitled to exercise an option shall have the right to cancel, in whole or in part, any option that has not been exercised by filing with the Committee a notice of cancellation containing the number of shares of Common Stock that are affected by the option cancelled and the date such option was granted.

   4.11 Options may be exercised or cancelled only in the order of date of grant except that this Section shall not apply in the event of the exercise or cancellation of an option following termination of employment of the key employee by reason of retirement or death.

   4.12 The Committee shall not grant any options in any calendar year in which the Company does not pay a cash dividend on the Common Stock.

                                ARTICLE V

Stock Appreciation Rights Units

   5.1 The Committee may, in its discretion, establish or cause to be established in the name of a key employee, on the same date as such key employee is granted an option to acquire Common Stock, an account to which will be credited the same number of units of Stock Appreciation Rights as the number of shares of Common Stock that are subject to the key employee's granted option. The base price for each Stock Appreciation Rights unit shall be the fair market value (as defined in Section 4.2) of a share of Common Stock on the date of grant of the related option.

   5.2 Upon the termination of the key employee's employment for any reason other than retirement or death, all Stock
Appreciation Rights units shall be forfeited.

   5.3 Except as provided in Section 5.5, upon the exercise, cancellation or expiration of an option granted under Article IV, the value of related Stock Appreciation Rights units equal in number to the number of shares of Common Stock affected by such exercise, cancellation or expiration shall become due and payable. The amount to be paid by reason of the exercise, cancellation or expiration of an option shall be determined by subtracting the Stock Appreciation Rights unit base price from the closing sales price of the Common Stock as reported on the New York Stock Exchange's consolidated transaction reporting system for the date of the exercise, cancellation or expiration of the option and multiplying this amount, if positive, by the number of Stock Appreciation Rights units that are equivalent to the number of shares of Common Stock affected by the exercise, cancellation or expiration of the option. Upon determination of the amount payable or in the event the difference is negative, all Stock Appreciation Rights units utilized in the calculation shall be cancelled.

   5.4 The amount determined to be payable under Section 5.3 shall be paid in shares of Common Stock, cash, or partly in shares and partly in cash as the Committee in its sole discretion may determine at the time of the exercise, cancellation or expiration of the related option. In determining the number of whole shares of Common Stock to be issued, the closing sales price of shares of Common Stock as reported on the New York Stock Exchange's consolidated transaction reporting system on the date of exercise, cancellation or expiration of the related option, as the case may be, shall be used.

   5.5 Upon the cancellation of an option during the employment of a key employee, the value of related Stock Appreciation Rights units equal in number to the number of shares of Common Stock affected by such cancellation shall be determined as set forth in Section 5.3 and the amount which would otherwise be payable in shares of Common Stock, cash or partly in shares and partly in cash shall be held by the Company in escrow and not physically transferred to the key employee until the earlier of the fifth anniversary of the date of grant of the related option and the second anniversary of the date of cancellation of the related option, except that the escrow shall be forfeited upon the termination of the key employee's employment during the escrow period for any reason other than retirement or death and except that the escrow shall be transferred unrestricted as of the key employee's retirement date or date of death, whichever is applicable. Shares of Common Stock held in escrow shall be issued in the name of the key employee and shall bear the following restriction:

      "These shares are subject to the covenant that should the registered owner's employment be terminated with the Company, including successors by reason of merger or consolidation, prior to [insert applicable date], these shares are subject to forfeiture in accordance with
      Section 5.5 of the Equitable Resources, Inc. Key Employee Restricted Stock Option and Stock Appreciation Rights Incentive Compensation Plan."

While shares are held by the Company in escrow the key employee shall be entitled to the same dividend and voting rights as set forth in Section 4.7 and any shares distributed as a result of an adjustment under Section 8.2 shall be added to the shares held in escrow. Cash held in escrow for a key employee shall not bear interest. All shares of Common Stock forfeited under this provision shall again be available for the grant of future options under the Plan.

                               ARTICLE VI

Restricted Stock

   6.1 Upon selection by the Committee, a key employee may be granted an award of such number of shares of restricted Common Stock as the Committee shall determine. The number of restricted shares granted to any key employee shall not, when added to the number of shares subject to options granted pursuant to Article IV, exceed 10 percent of the total number of shares which may be granted under the Plan. For this purpose, if the shares have been issued under the Plan and the shares which may yet be issued under the Plan are adjusted under Article VIII, the shares already issued shall be deemed to have been similarly adjusted and considered as having been issued under the Plan.

   6.2 All restricted stock shall be held by the Company in escrow until such time as it becomes fully vested upon the key employee's continued employment with the Company for the period (not less than three, nor more than five, years) established by the Committee at the time of grant.

   6.3 Restricted stock held in escrow shall bear the following instruction:

      "These shares are subject to the covenant that, should the registered owner's employment be terminated with the Company, including successors, by reason of merger or consolidation, prior to [date specified by the Committee] these shares are subject to forfeiture at the Committee's discretion."

   6.4. Any restricted shares held in escrow shall be issued in the name of the key employee and shall not be physically transferred to the key employee until the date specified by the Committee, except as provided in Section 6.7. While shares are held by the Company in escrow, the key employee shall be entitled to all dividends (both cash and securities, except for dividends paid in Common Stock which are charged to earned surplus) and voting rights, but shall not have power to transfer in any manner the legal or equitable ownership of such shares. Common Stock distributed as a result of an adjustment under Section 8.2 shall be added to the shares held in escrow.

   6.5 Upon the termination of the key employee's employment for any reason other than retirement or death, all restricted shares held in escrow shall be subject to forfeiture at the sole discretion of the Committee. All shares of Common Stock forfeited by reason of this Section shall again be available for the grant of future options under the Plan.

   6.6 Any restricted stock held in escrow for a period of 18 months or less at the time the key employee to whom such restricted stock is granted retires shall be subject to forfeiture at the sole discretion of the Committee.


   6.7 In the event of the termination of employment of the key employee by reason of retirement or death, all shares held in escrow shall be transferred unrestricted as of the key employee's retirement date or date of death whichever is applicable. The Committee may elect to treat the total and permanent disability of a key employee as a retirement. "Total and permanent disability" shall mean any physical or mental condition which is determined by the Committee to have rendered the key employee incapable of employment with the Company and has substantially impaired and will continue to impair his or her earning ability.

   6.8 The Committee shall not make any award of restricted stock in any calendar year in which the Company does not pay a cash dividend on the Common Stock.

                               ARTICLE VII

Key Employee Agreement

   7.1 Upon the Committee's granting to a key employee any option, Stock Appreciation Rights units or restricted stock under the Plan, the Committee shall furnish to each such key employee an agreement setting forth the basic terms of the Plan which are applicable to him, together with a copy of the Plan. The employee shall sign and return to the Committee, within 10 days of receipt, a copy of the agreement. No exercise or cancellation of any option will be accepted by the Committee prior to the receipt by it of a signed agreement. Should the key employee refuse to sign an agreement or fail to return the agreement signed within such 10-day period, the option or restricted stock that has been granted will be null and void and deemed not to have been granted and any Stock Appreciation Rights units credited as a result of an option grant will be null and void and deemed not to have been granted or credited.

   7.2 The Committee, in its sole discretion, may waive the requirements of this Article in the event of the death of the key employee during such 10-day period or waive such requirements or extend the period for return of the signed agreement in the event of the death or illness of the key employee during such 10-day period. Should the Committee extend the 10-day period for acceptance of the signed agreement, it shall notify the key employee and establish a new return date. No more than one extension will be granted as to any one option.

                              ARTICLE VIII

Adjustment of Common Stock

   8.1 The Company will at all times during the term of the Plan reserve and keep available the number of shares sufficient to satisfy the requirements of the Plan.

   8.2 The 1,025,496 shares of Common Stock authorized in
Article II, including any shares held in escrow and including any number of shares of Common Stock which shall at any time be subject to options which have been granted but which have not been exercised and the exercise price thereof (and the base price of Stock Appreciation Rights units), shall be adjusted in the event that there occurs a capital adjustment. [For the purposes of the Plan, a capital adjustment shall include any stock dividend (except a dividend paid in Common Stock which is charged to earned surplus), stock split, combination or division, conversion or exchange of shares of Common Stock pursuant to a merger or consolidation, recapitalization, separation, reorganization, or other similar change in the capital structure of the Company.] The adjustment of the Common Stock to which this subsection applies shall be in the same manner, number and amount as all outstanding Common Stock is adjusted, as determined by the Committee, except that all fractional shares which may result from such adjustment shall be disregarded.

   8.3 No cash or other form of dividends shall be paid or reserved on any shares reserved for the purpose of the Plan, nor on any shares which are subject to any outstanding option unless and until such option is exercised and the Common Stock issued in the name of the key employee, prior to the record date for such dividend.

   8.4 Should there occur a capital adjustment to the Common Stock as provided in this Article, the Committee will proportionately adjust all unpaid Stock Appreciation Rights units and base price per unit to reflect such capital adjustment.

   8.5 All shares of Common Stock upon which an option has expired or been terminated shall again be available for the purposes of the Plan.

                               ARTICLE IX

Effective Date, Termination and Amendment

   9.1 Upon the approval of the Plan by the holders of Common Stock, the effective date shall be established thereafter by the Board as soon as practical after all required approvals and consents are obtained from those governmental agencies having jurisdiction in these matters.

   9.2 This program may be terminated at any time by the action of the Board of Directors of Equitable Resources, Inc., but in no event shall options or Stock Appreciation Rights units be granted fifteen years after the effective date of the Plan.

   9.3 The Plan may be amended from time to time by the Board of Directors, provided, however, no amendment which would increase the number of shares of Common Stock available for the purposes of the Plan (exclusive of those due to capital adjustment) shall be effective until approved by the shareholders.

                                ARTICLE X

Spendthrift

   10.1 No option granted pursuant to the Plan shall be transferable except as hereinafter specifically authorized. No option granted pursuant to the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, charge, garnishment, execution, attachment, or lien of any kind, either voluntary or involuntary, whether arising at law or equity, including any claims arising in or by reason of support or divorce proceedings or decrees.

   10.2 Notwithstanding the provisions of Section 10.1 above, a transfer by Will or through the operation of the laws of descent and distribution shall be permitted. In addition, such option may be exercised or cancelled by any personal representative of the key employee who is declared incompetent if the key employee was an employee within the 90 days immediately preceding the exercise or cancellation in favor of the personal representative, regardless of whether the five-year option period expires within the 90 days.

                               ARTICLE XI

Miscellaneous

   11.1 Neither the establishment of the Plan nor the granting of any option or restricted stock hereunder shall establish any right to be retained in the employ of the Company nor in any way limit the rights of the Company to terminate the employment of any key employee at any time. The Plan shall not be deemed nor construed as a contract of employment.

   11.2 The Company shall have the right to withhold from any payment to the key employee sufficient amounts to cover withholding and employment tax resulting from the operation of the Plan.

                               ARTICLE XII

Additional Rights in Certain Events

   12.1 For purposes of this Article XII, the following terms shall have the following meanings:

   (a) The term "Exchange Act" shall mean the Securities
   Exchange Act of 1934, as amended.

   (b) "Affiliate", "Associate" and "Parent" shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act as in effect on the effective date of the amendment adding Article XII to the Plan.

   (c) The term "Person" shall be used as that term is used in Sections 13(d) and 14(d) of the Exchange Act.

   (d) "Beneficial Ownership" shall be determined as provided in Rule 13d-3, or any successor rule, under the Exchange
   Act.

   (e) The term "Proxy Rules" shall mean regulation 14A, or any successor rule or regulation, under the Exchange Act.

   (f) "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than Common Stock to elect directors by a separate class vote); and a specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than Common Stock to elect directors by a separate class vote).

   (g) "Tender Offer" shall mean a tender offer or exchange offer to acquire securities of the Company (other than such an offer made by the Company or any Subsidiary), whether or not such offer is approved or opposed by the Board.

   (h) "Article XII Event" shall mean the date upon which any of the following events occurs:

      (i) The Company acquires actual knowledge that any Person [other than the Company, a Subsidiary, any director of the Company on the effective date of the amendment adding Article XII to the Plan, any Affiliate or Associate of any such director, any member of the family of any such director, any trust (including the trustees thereof) established by or for the benefit of any such Persons, any charitable foundation, whether a trust or a corporation (including the trustees and directors thereof) established by any such Persons or any employee benefit plan(s) sponsored by the Company] has acquired the Beneficial Ownership, directly or indirectly, of securities of the Company entitling such Person to 20 percent or more of the Voting Power of the Company;

      (ii) (A) A Tender Offer is made to acquire securities of the Company entitling the holders thereof to 50 percent or more of the Voting Power of the Company; or (B) Voting Shares are first purchased pursuant to any other Tender Offer;

      (iii) At any time less than 51 percent of the members of the Board of Directors shall be persons who were either
      (A) directors on the effective date of the amendment adding Article XII to the Plan; or (B) individuals whose election, or nomination for election, was approved by a vote of at least two-thirds of the directors then still in office who were directors on the effective date of the amendment adding Article XII to the Plan or who were so approved;

      (iv) The shareholders of the Company shall approve an agreement or plan providing for the Company or all or substantially all its assets or stock to be acquired by, or merged, consolidated or otherwise combined with, another corporation, as a consequence of which the former shareholders of the Company will own, immediately after such acquisition, merger, consolidation or combination less than a majority of the Voting Power of the surviving or acquiring corporation or the Parent thereof; or

      (v) The shareholders of the Company shall approve any liquidation of all or substantially all of the assets of the Company, or any distribution to security holders of assets of the Company, having a value equal to 30 percent or more of the total value of all the assets of the Company.

   11.2 Notwithstanding anything to the contrary in the Plan or in any stock option or restricted stock agreement in case any Article XII Event occurs:

      (a) All shares and cash held in escrow pursuant to Sections 4.6 through 4.9, Section 5.5 and Article VI shall be immediately transferred unrestricted to the employee.

      (b) Upon the exercise or cancellation of an option within 60 days after the date of the Article XII Event, the requirement that the shares issuable upon such exercise be held in escrow pursuant to Sections 4.6 through 4.9 shall not be applicable, and the requirement that the amount which would otherwise be payable with respect to Stock Appreciation Rights units be held in escrow pursuant to Section 5.5 upon such cancellation shall not be applicable.

      (c) The first two sentences of Section 4.8 and the first sentence of Section 6.5 shall not be applicable to options or shares held by an employee in the event of a termination of such employee's employment within six months after the date of the Article XII Event.

      (d) Sections 4.11 and 5.2 shall not be applicable to options and Stock Appreciation Rights units held by an employee in the event of a termination of such employee's employment within six months after the date of the Article XII Event.

                              ARTICLE XIII

Tax Withholding

   13.1 At the request of a key employee, the Company may, at the Committee's discretion, reduce the number of shares to be delivered to the key employee (from escrow or otherwise) in connection with the exercise of a stock option, the payment of a stock appreciation right or the release from escrow of restricted stock by an amount sufficient to satisfy tax withholding requirements.

   13.2 If the key employee's tax liability is deferred beyond the date shares are delivered to the key employee, upon approval of the Committee the key employee shall be permitted to tender back to the Company at the time such tax liability is determined the number of shares necessary to satisfy tax withholding requirements.

   13.3 The fair market value of the shares withheld or tendered back (calculated as of the date the tax liability is determined) shall be transmitted by the Company to the appropriate taxing authorities in satisfaction of tax withholding requirements.